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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-95007, Form S-8 No. 333-40466, Form S-8 No.333-69722, Form S-8
No. 333-76636, Form S-8 No. 333-91276, Form S-8 No. 333-106436, Form S-8 No.
333-106946 and Form S-8 No. 333-117273) pertaining to the 1996 Equity Incentive Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-Employee Directors' Stock Option Plan, the 2001 Non-Statutory Stock Option Plan and the Acquisition Equity Incentive Plan of Caliper Life Sciences, Inc. of our reports dated March 4, 2005, with respect to the consolidated financial statements and schedule of Caliper Life Sciences, Inc., Caliper Life Science, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Caliper Life Science, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                /s/ Ernst & Young LLP

Boston, Massachusetts
March 10, 2005